PAGE

                              METALCLAD CORPORATION
                          2 Corporate Plaza, Suite 125
                        Newport Beach, California  92660

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 2, 1999
                   (Approximate Mailing Date: April 30, 1999)

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the Meeting ) of METALCLAD CORPORATION, a Delaware corporation (the
    Company ), will be held at 2 Corporate Plaza, Suite 125, Newport Beach, California 92660, on June 2, 1999, at 10:00 A.M. local time, for the following purposes:

   1. To elect five members of the Board of Directors to serve until the next Annual Meeting of Stockholders;

   2. To consider and act upon the ratification of the appointment of Moss Adams LLP as the independent public accountants of the Company for the year ending December 31, 1999;

   3. To consider and act upon a proposal to effect up to a one for ten reverse split of the stock of the Company, provided only that it becomes a necessary requirement of NASDAQ; and

   4. To transact such other business as may properly come before the Meeting or any adjournments thereof.

          The Board of Directors has fixed the close of business on April 26, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. Only holders of the Company's Common Stock at the close of business on the record date are entitled to vote at the Meeting.

         You are cordially invited to attend the Meeting in person. However, whether you plan to attend or not, we urge you to complete, date, sign, and return the enclosed proxy promptly in the envelope provided, to which no postage need be affixed if mailed in the United States, in order that as many shares as possible may be represented at the Meeting.

                       BY ORDER OF THE BOARD OF DIRECTORS

                         /s/Bruce H. Haglund, Secretary
                         ------------------------------

                            Newport Beach, California
                                 April __, 1999

                             YOUR VOTE IS IMPORTANT
    PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN
       THE ENCLOSED POSTAGE-PAID ENVELOPE.  THANK YOU FOR ACTING PROMPTLY.







                              METALCLAD CORPORATION
                          2 Corporate Plaza, Suite 125
                        Newport Beach, California  92660

                           PRELIMINARY PROXY STATEMENT

                                  April 1, 1999
                 -----------------------------------------------
                 SOLICITATION OF PROXY, REVOCABILITY, AND VOTING

   General

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Metalclad Corporation, a Delaware corporation (the Company ), to be used at the Annual Meeting of Stockholders (the Meeting ) of the Company to be held at the principal offices of the Company located at 2 Corporate Plaza, Suite 125, Newport Beach, California 92660, on June 2, 1999 at 10:00 A.M. local time, or any adjournment thereof. This Proxy Statement and accompanying form of proxy are first being mailed to stockholders on or about the date shown above.

   Revocability

          Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its exercise by notice in writing to the Secretary of the Company prior to the Meeting or by attending the Meeting and voting in person. Unless the proxy is revoked, the shares represented thereby will be voted as specified at the Meeting or any adjournment thereof.

   Solicitation

           This Proxy Statement is being mailed on or about April 30, 1999 in connection with the solicitation of proxies by the Board of Directors of the Company. The entire cost of soliciting proxies will be borne by the Company. Proxies may be solicited by mail or telegraph, or by the directors, officers or regular employees of the Company in person or by telephone without additional compensation for such services.

   Vote of Proxies

             Subject to revocation, all shares represented by duly executed proxies will be voted for the election of the nominees named above as directors unless authority to vote for the proposed slate of directors or any individual director has been withheld. With respect to the proposal to approve the appointment of Moss-Adams, LLP as the Company's independent accountants, all such shares will be voted for or against, or not voted, as specified on each proxy. If no choice is indicated, a proxy will be voted for the proposal to ratify the appointment of the accountants. If no choice is indicated, a proxy will not be voted on such proposal. If any other matters are properly presented at the Meeting, the Proxy will be voted in accordance with the best judgment and in the discretion of the






   Proxy Holders.

   Voting and Record Date

           Only stockholders of record of the Company's $.10 par value common stock ( Common Stock ) at the close of business on April 26, 1999 will be entitled to notice of and to vote at the Meeting. As of that date, the total number of shares issued and outstanding of Common Stock was 34,727,522.

        In voting on matters other than the election of directors, each share of Common Stock entitles the holder thereof on the record date to one vote at the Meeting. The appointment of the accountants will require the affirmative vote of a majority of the shares present at the Meeting in order to be valid and binding.

             With respect to the election of directors of the Company, the stockholders have cumulative voting rights, whereby any stockholder may multiply the number of shares he is entitled to vote by the number of directors to be elected and allocate his votes among the candidates in any manner he chooses. The five nominees receiving the highest number of votes shall be duly elected. There are no conditions precedent to the exercise of the right to cumulate votes in the election of directors of the Company; stockholders may exercise such cumulative voting rights, either in person or by proxy, with or without advance notice to the Company.


                        QUORUM AND PRINCIPAL SHAREHOLDERS

           The presence in person or by proxy of the holders of a majority of the total outstanding voting shares is necessary to constitute a quorum at the Meeting. Approval of the proposals to be presented at the Meeting, except for the election of directors (as discussed above), will require the affirmative vote of the holders of a majority of the shares present at the Meeting.

           The following table sets forth certain information as of March 15, 1999 relating to the beneficial ownership of the Company's Common Stock by
   (i) all persons known by the Company to beneficially own more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director, director nominee, and officer of the Company, and (iii) all officers and directors of the Company as a group.















   Name and Address of            Amount and Nature of       Percent
   Beneficial Owner (1)(2)(3)     Beneficial Ownership     of Class(4)
   --------------------------------------------------------------------
   Grant S. Kesler                  1,720,000(5)               3%
   2 Corporate Plaza, Suite 125
   Newport Beach, California 92660

   Javier Guerra Cisneros             746,095(6)              1.5%
   Bosques de Cidros No. 46
   Suite 204
   Col. Bosques de las Lomas
   05120 Mexico, D.F.


   Raymond J. Pacini                    4,000                  0%
   6 Executive Circle
   Suite 250
   Irvine, California 92614

   Bruce H. Haglund                   404,500(7)               1%
   2010 Main Street, Suite 400
   Irvine, California  92614

   Anthony C. Dabbene                 626,000(8)              1.3%
   2 Corporate Plaza, Suite 125
   Newport Beach, California 92660

   J. Thomas Talbot                         0                  0%
   24 Corporate Plaza
   Newport Beach,
   California 92660

   Jan Chr. G. Sundt               14,876,390(9)              30%
   Luddesdown Court Lodge
   Luddesdown, Near Cobham
   Kent DA13 OXE
   England

   All Officers and Directors       3,700,595(10)            7.4%
   as a Group (6 persons)

   ------------------------

   (1) Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the Exchange Act ), and is generally determined by voting power and/or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the Company believes the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.







   (2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this Proxy Statement upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date of this Proxy Statement have been exercised.

   (3) Unless otherwise indicated, the address of each stockholder is 2 Corporate Plaza, Suite 125, Newport Beach, California 92660.

   (4) Assumes 34.828.522 shares outstanding, including 15,212,143 shares currently issuable upon exercise of presently exercisable stock options, common stock purchase warrants and convertible securities held by the above-listed stockholders.

   (5) Includes 1,395,000 shares issuable upon exercise of presently exercisable stock options, exercisable at a range of $1.50 - $2.25 per share.

   (6) Includes 650,000 shares issuable upon exercise of presently exercisable stock options, exercisable at a price range of $1.50 - $2.25 per share.

   (7) Includes 398,000 shares issuable upon the exercise of presently exercisable stock options, exercisable at a price range of $.56 - $2.25 per share.

   (8) Includes 500,000 shares issuable upon the exercise of presently exercisable stock options, exercisable at a price range of $1.25 - $3.625 per share.

   (9) Includes 12,269,143 shares issuable upon exercise of stock purchase warrants and convertible debt securities presently exercisable at a price range of $.25 - $.35 per share.

   (10) Includes 2,943,000 shares issuable upon exercise of presently exercisable stock options, exercisable at prices ranging from $.56-$3.625 per share.


                              ELECTION OF DIRECTORS

             The Bylaws of the Company provide that the directors or the stockholders shall determine the number of directors. The directors have set the number of directors for the ensuing year at nine. Five members of the Board of Directors are to be elected at the Meeting. Vacancies on the Board during the year may be filled by the majority vote of the directors in office at the time of the vacancy without further action by the stockholders.

            The Board of Directors has nominated Anthony C. Dabbene, Grant S.






   Kesler, Bruce H. Haglund, J. Thomas Talbot and Raymond J. Pacini for election as directors for the ensuing year.

             It is the intention of the persons named in the enclosed form of proxy to vote such proxies for the election of the nominees listed herein. The proposed nominees are willing to serve for the ensuing year, but in the event any nominee at the time of election is unable to serve or is otherwise unavailable for election, it is intended that votes will be cast pursuant to the accompanying proxy for substitute nominees designed by the Board of Directors.

            Cumulative voting applies to the election of directors. The five nominees receiving the highest number of votes shall be duly elected.

   Information about Nominees and Directors

        The following sets forth certain information for each person who is a director or nominated for election to the Board of Directors:

                                 Director
                                or Officer        Current Position
   Name                  Age      Since           with the Company
   --------------------------------------------------------------------------
   Grant S. Kesler       55       1991    President, Chief Executive Officer,
                                            Director
   Anthony C. Dabbene    47       1996    Chief Financial Officer, Director
   Bruce H. Haglund Esq. 47       1999    Secretary, Director
   J. Thomas Talbot      63       1999    Director
   Raymond J. Pacini     43       1999    Director

             Grant S. Kesler has served as a Director of the Company since February 1991 and has been Chief Executive Officer since May 1991. From 1982 to May 1991, he was employed by Paradigm Securities, Inc., a company he formed in 1982. In 1975, he was General Counsel to Development Associates, a real estate development firm. Earlier, he was engaged in the private practice of law, served as an assistant attorney general for the State of Utah, and served as an intern to the chief justice of the Utah Supreme Court.

             Anthony C. Dabbene has been the Chief Financial Officer for the Company since January 1996 and a Director since May 1997. Prior to his employment with the Company, Mr. Dabbene was employed by LG & E Energy Corp. for 10 years, including service as Vice President and Controller to the Energy Services Group. From 1973 to 1985, he was employed by EBASCO Services Incorporated, where he was Manager - Finance and Administration for the Western region from 1981 to 1985.

             Bruce H. Haglund has served as Secretary-General Counsel of the Company since 1983 and served as a Director of the Company from 1983 to July 1991 and again in 1999. Mr. Haglund is a principal in the law firm of Gibson, Haglund & Johnson in Orange County, California where he has been engaged in the private practice of law since 1980. He is also a






   member of the Boards of Directors of Aviation Distributors, Inc., HydroMaid International, Inc., Renaissance Golf products, Inc., Santa Barbara Restaurant Group, and VitriSeal, Inc.

        J. Thomas Talbot is a Director Nominee and is the owner of The Talbot Company, an investment and asset management company. Mr. Talbot has been the Chief Executive Officer of HAL, Inc., the parent company of Hawaiian Airlines, and currently serves on the boards of directors of The Hallwood Group, Inc., Fidelity National Financial, Inc., California Coastal Communities, Inc., and The Pacific Club.

          Raymond J. Pacini is a Director Nominee and is the President, Chief Executive Officer, and a Director of California Coastal Communities, Inc. (formerly Koll Real Estate Group, Inc.), where he has been since 1990.

   Committees and Compensation of the Board of Directors

          The Board of Directors held 5 meetings during the period January 1, 1998 to December 31, 1998. Each director attended at least 75% of the total number of Board Meetings held during the year ended December 31, 1998. Board members who are not employees or consultants to the Company are presently entitled to receive $1,000 for their attendance at Board meetings and committee meetings, with a minimum annual fee of $7,000, and members of the Board of Directors have received non-statutory stock options pursuant to the Company's Non-Qualified Stock Option Plan, non-statutory stock options granted other than pursuant to a plan, the Company's 1992 Omnibus Stock Option and Incentive Plan, and the 1993 Omnibus Stock Option and Incentive Plan, and the 1997 Omnibus Stock Option and Incentive Plan.

            In November 1992, the Board approved the creation of an Executive Committee authorized to be comprised of up to five members of the Board. The Executive Committee has all the powers and authority of the Board in the management of the business and affairs of the Company, including, without limitation, the power and authority to authorize the issuance of stock, except with respect to (i) approval of any action which also requires stockholders' approval or approval of the outstanding shares;
   (ii) filling of vacancies on the Board or in any committee; (iii) fixing compensation of the directors for serving on the Board or on any committee; (iv) amendment or repeal of Bylaws of the adoption of new Bylaws; (v) amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable; (vi) declaring distributions to the stockholders of the Company except at a rate or in a periodic amount or within a price range determined by the Board; (vii) appointment of members of other committees of the Board. Messrs. Kesler and Dabbene are members of the Executive Committee and will continue as members conditioned upon their re-election to the Board for the ensuing year.

        Messrs. Pacini and Talbot are proposed members of the Audit Committee conditioned upon their election to the Board. The duties of the Audit Committee are to review with the Company's independent auditors the






   results of the audit engagement, review the adequacy of the Company's system of accounting controls, approve the services rendered by the independent auditors, and examine the range of audit and non-audit fees. The Audit Committee met once during the twelve months ended December 31, 1998.

             Messrs. Pacini, Talbot and Haglund are proposed members of the Compensation Committee conditioned upon their election to the Board. The duties of the Compensation Committee are to research and recommend to the Board of Directors compensation structures for key executive personnel. The Compensation Committee met 2 times during the year ended December 31, 1998.

   Executive Officers

        The following lists the names, ages, and position of the Company's current executive officers:
                                   Officer
   Name                      Age    Since   Current Position with the Company
   --------------------------------------------------------------------------
   Grant S. Kesler            55     1991   President, Chief Executive
                                              Officer, Director
   Javier Guerra Cisneros     52     1994   Vice President - Mexican
                                              Operations
   Anthony C. Dabbene         47     1996   Chief Financial Officer, Director
   Bruce H. Haglund           47     1983   Secretary, General Counsel,
   David Duclett              48     1998   President, Metalclad Insulation
                                              Corp.

        Grant S. Kesler.  See  Information about Nominees and Directors.

        Anthony C. Dabbene.  See  Information about Nominees and Directors.

        Bruce H. Haglund.  See  Information about Nominees and Directors.

            David Duclett has been employed by the Company since 1977 and has been Vice president of marketing and Sales of Metalclad Insulation and Metalclad Environmental since 1989. He was appointed President in May 1998. Mr. Duclett s main responsibility is to lead the Company and further the objectives of the Board while establishing and building long-term client relationships. He has negotiated and managed contracts for both industrial and commercial work, with concentration on refinery and utility maintenance work and hi rise commercial buildings.

           Javier Guerra Cisneros, a former Director of the Company, has been the Director General of Quimica Omega since its formation in 1981. He also founded and was the president of the Institute on Industrial Hazardous Waste, a non-profit organization that promotes public awareness of the Mexican environmental regulations through its publication, DIP. Since 1990, Mr. Guerra, through Quimica Omega, has been one of the pioneers in the implementation in Mexico of the program to use hazardous wastes as supplemental fuel in cement kilns. He has more than 10 years of






   experience on environmental regulations and handling of hazardous wastes in Mexico and the United States as well as in the compliance of Mexican environmental legislation. He has participated in multiple conferences on ecological matters, including seminars sponsored by the EPA and SEDESOL.

   Executive Compensation for the Year Ended December 31, 1999

         The following table sets forth for the year ended December 31, 1998, the year ended December 31, 1997, and years ended December 31, 1997 and 1996, information with respect to compensation paid by the Company to the Chief Executive Officer and each of the other highly compensated executive officers of the Company.


   Summary Compensation Table

                            ANNUAL COMPENSATION                         LONG-TERM COMPENSATION
                         -----------------------------------------    ------------------------------
       NAME AND                                            OTHER              AWARDS
       PRINCIPAL             YEAR       SALARY    BONUS    ANNUAL     ---------------------               ALL
      POSITION (1)            (1)         ($)      ($)     COMPEN-    RESTRICTED   OPTIONS/   LTIP       OTHER
                                                           SATION        STOCK       SARS    PAYOUTS      (1)
                                                            ($)           ($)        (#)       ($)
    ------------------------------------------------------------------------------------------------------------
    Grant S. Kesler,         1998      250,000    50,000        -
                             1997      250,000    50,000        -
                         7 Mos. 1996   116,662   200,000        -
                         Fiscal 1996   200,004    50,000   37,583
    ------------------------------------------------------------------------------------------------------------
    Anthony C. Dabbene,      1998      180,000    36,000        -
    C.F.O.                   1997      160,000    36,000        -
                         7 Mos. 1996    75,000    12,000        -
                         Fiscal 1996    43,333         -        -
    ------------------------------------------------------------------------------------------------------------
    Javier Guerra            1998      200,000    40,000        -
      Cisneros,              1997      200,000    10,000        -
      Vice President--   7 Mos. 1996   110,525    16,700        -
      Mexican Operations Fiscal 1996   137,000    10,000        -
    ------------------------------------------------------------------------------------------------------------
    David Duclett,           1998      112,667    14,545        -
       President, M.I.C.     1997       63,201    12,000        -
                         7 Mos. 1996    51,003         -        -
                         Fiscal 1996   117,978         -        -

    ---------------------

   (1) The remuneration described in the table does not include the cost to the Company of benefits furnished to the named executive officers, including premiums for health insurance and other personal benefits provided to such individual that are extended to all employees of the






   Company in connection with their employment.


   Employment Agreements

          In January 1998, the Compensation Committee of the Company approved employment agreements for Messrs. Kesler, Dabbene and Guerra. The contracts are for a three-year period, effective January 1, 1998 and call for annual salaries of $250,000, $180,000 and $220,000, respectively. The contracts are automatically renewed each on January 1 unless terminated by the Company and contain incentive provisions as determined by the Compensation Committee.

   Options Granted in 1998

           In January 1998, the Board of Directors approved the grant of non-statutory stock options, exercisable at $1.50 per share to the following officers and directors: Mr. Kesler, 800,000 shares; Mr. Guerra, 600,000 shares; Mr. Dabbene, 350,000 shares; Mr. Haglund, 25,000 shares; and Mr. Duclett, 25,000 shares. Mr. Haglund was also granted non-statutory stock options for 148,000 shares, exercisable at $.56 per share, in November 1998. Such options are fully vested except Mr. Duclett s, which vest over five years and expire January 2, 2002.

         Aggregated Option/SAR Exercises in the year ended December 31, 1998, and Option Values at December 31, 1998

             The following table sets forth the number of options, both exercisable and unexercisable, held by each of the named executive officers of the Company and the value of any in-the-money options at December 31, 1998 (assuming a market value of $.406 on December 31, 1998):

                                                    Number of      Value of
                                                   Unexercised   in-the-Money
                                                    Options at    Options at
                                                   December 31,  December 31,
                            Shares                     1998          1998
                           Acquired     Value     ---------------------------
                          on Exercise  Realized   Exercisable/  Exercisable/
                             (#)         ($)      Unexercisable Unexercisable
   --------------------------------------------------------------------------
   Grant S. Kesler           -0-       $-0-       1,395,000/-0-   $-0-/$-0-
   Javier Guerra Cisneros    -0-       $-0-      650,000/100,000  $-0-/$-0-
   Anthony C. Dabbene        -0-       $-0-        500,000/-0-    $-0-/$-0-
   Bruce Haglund             -0-       $-0-        398,000/-0-    $-0-/$-0-
   David Duclett             -0-       $-0-       45,000/25,000   $-0-/$-0-


   Stock Option Plans

             Incentive Stock Option Plan. On May 12, 1989, the stockholders adopted the Metalclad Corporation 1988 Incentive Stock Option Plan






   (referred to collectively as the ISOP ). The purpose of the ISOP is to provide full-time employees of the Company with an added incentive to continue their service to the Company and to induce them to exert maximum efforts toward the Company's success.

         The ISOP, which is currently administered by the Board of Directors, also provides for administration by a stock option committee which may be appointed by the Board of Directors. Among other things, the Board of Directors or the committee has the authority to determine the employees to be granted options under the ISOP and the number of shares subject to each option. The exercise price of any option granted under the ISOP, which shall be determined by the Board of Directors, shall not be less than the fair market value of the shares subject to the option on the date of grant; provided, however, that the exercise price of any option granted to an eligible employee owning more than 10% of the Common Stock shall not be less than 110% of the fair market value of the shares underlying such option on the date of grant. The term of each option and the manner in which it may be exercised is determined by the Board of Directors or committee, provided that no option may be exercisable more than five years after the date of grant. The ISOP limits the value of Common Stock with respect to which options may be granted to any one employee in a calendar year. All options granted under the ISOP are non-transferable and terminate within a specified period of time following termination of employment with the Company. The aggregate fair market value of shares for which options granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any related corporation) may not exceed $100,000.

           The Board of Directors is authorized to modify, amend or terminate the ISOP; provided, however, any amendment that would increase the aggregate number of shares which may be issued, materially increase the benefits accruing to participants or materially modify the requirements as to eligibility for participation, is subject to the approval of the stockholders of the Company. No termination, modification or amendment of the Plan may, without consent of an optionee, adversely affect the optionee's rights under an option previously granted.

             As of the date of this Proxy Statement, there are no options outstanding under this plan.

        Non-Qualified Stock Option Plan. In 1984, the Company adopted a non-statutory stock option plan (the NQSOP ) for individuals who acted as consultants to the Company and who were actively involved in the development of the business of the Company. The NQSOP provided for the issuance of a maximum of 5% of the shares of Common Stock outstanding from time to time at prices not less than the fair market value thereof on the date of grant. The NQSOP terminated in 1989; however, outstanding options are exercisable over a five-year period from the date of grant. Each option lapsed, if not previously exercised, on the fifth anniversary of the date of grant or after 90 days after the optionee has terminated his continuous activity with the Company.







           No options under the NQSOP were outstanding as of the date of this Proxy Statement.

            1992, 1993 and 1997 Omnibus Stock Option and Incentive Plans.  On
   August 18, 1992, the Board of Directors of the Company adopted the 1992 Omnibus Stock Option Plan (the 1992 Plan ) which was approved by the stockholders on November 13, 1992. On March 24, 1993, the Board of Directors of the Company adopted the 1993 Omnibus Stock Option Plan (the
     1993 Plan ). On May 15, 1997, the stockholders adopted the 1997 Omnibus Stock Option and Incentive Plan. The 1992 Plan, the 1993 Plan and the 1997 Plan (together hereinafter referred to the Plans ) are intended to provide incentive to key employees and directors of, and key consultants, vendors, customers, and others expected to provide significant services to, the Company, to encourage proprietary interest in the Company, to encourage such key employees to remain in the employ of the Company and its subsidiaries, to attract new employees with outstanding qualifications, and to afford additional incentive to consultants, vendors, customers, and others to increase their efforts in providing significant services to the Company. Pursuant to the terms of the Plans, the following types of incentives may from time to time be granted on a discretionary basis by the Board or the Committee: incentive stock options ( Incentive Stock Options ), non-statutory stock options ( Nonstatutory Stock Options ), purchase rights ( Purchase Rights ), stock appreciation rights ( Stock Appreciation Rights ), performance awards ( Performance Awards ), dividend rights ( Dividend Rights ), and stock payments ( Stock Payments ), referred to hereinafter singly as Award and collectively as
     Awards , as the context may require. The Plans also provide for the grant of Incentive Stock Options and Nonstatutory Stock Options to members of the Board of Directors on a formula award basis as provided in Rule 16b-3 of the Securities Exchange Act of 1934 ( Rule 16b-3 ).

             As of the date of this Proxy Statement, stock options for the purchase of 770,000 and 674,500 shares, exercisable at a range of $.56- $2.25 per share, are outstanding pursuant to the 1992 Plan and the 1993 Plan, respectively. There are no outstanding options under the 1997 Plan.

          As of the date of this Proxy Statement, options granted pursuant to the 1992 Plan and the 1993 Plan for the purchase of 720,000 and 674,500 shares, respectively, were vested.

         The Plans provide for administration by the Board in compliance with Rule 16b-3, or by a Committee (the Committee ) appointed by the Board, which Committee must be constituted to permit the Plans to comply with Rule 16b-3, and which must consist of not less than two members, each of whom has not participated in the Plans by way of receipt of any discretionary grant of an Award, and who will not so participate while serving as a member of the Committee, and each of whom has not participated under any other plan or have received options of the Company during the year preceding adoption of the 1992 Plan, the 1993 Plan or the 1997 Plan by the stockholders at the Meeting. A member of the Board or a Committee member may in no event participate in any determination relation to Awards held by or to be granted on a discretionary basis to such Board






   or Committee member.

          All employees of the Company or of a subsidiary of the Company, who may be officers or directors of the Company, and consultants, vendors, customers, and others expected to provide significant services to the Company or any of its subsidiaries, are eligible to participate in the Plans. No Incentive Stock Option may be granted to a non-employee director or non-employee consultant, vendor, customer, or other provider of significant services to the Company or a subsidiary, and except that no Nonstatutory Stock Option may be granted to a non-employee director or n o n - employee consultant, vendor, customer, or other provider of significant services to the Company or a subsidiary other than upon a vote of a majority of disinterested directors finding that the value of the services rendered or to be rendered to the Company or a subsidiary by such non-employee director or non-employee consultant, vendor, customer, or other provider of services is at least equal to the value of the options granted.

             The  aggregate  number of shares of the Company's authorized but unissued Common Stock which may be issued as an Award or which may be issued upon exercise of an Incentive Stock Option or Nonstatutory Stock Option under the 1992 Plan may not exceed 1,600,000 shares. The number of shares subject to unexercised options, Stock Appreciation Rights or Purchase Rights granted under the 1992 Plan (plus the number of shares previously issued under the 1992 Plan) may not at any time exceed the number of shares available for issuance under the 1992 Plan. The aggregate number of shares of the Company's authorized but unissued Common Stock which may be issued as an Award or which may be issued upon exercise of an Incentive Stock Option or non-statutory stock option under the 1993 Plan may not exceed 1,000,000 shares. The number of shares subject to unexercised options, Stock Appreciation Rights or Purchase Rights granted under the 1993 Plan (plus the number of shares previously issued under the 1993 Plan) may not at any time exceed the number of shares available for issuance under the 1993 Plan. The aggregate number of shares of the Company's authorized but unissued Common Stock which may be issued as an Award or which may be issued upon exercise of an Incentive Stock Option or non-statutory stock option under the 1997 Plan may not exceed 6,000,000 shares. The number of shares subject to unexercised options, Stock Appreciation Rights or Purchase Rights granted under the 1997 Plan (plus the number of shares previously issued under the 1997 Plan) may not at any time exceed the number of shares available for issuance under the 1997 Plan.

        In the event that any unexercised option, Stock Appreciation Right or Purchase Right, or any portion thereof, for any reason expires or is terminated, or if any shares subject to a restricted stock Award do not vest or are not delivered, the unexercised or unvested shares allocable to such Award may again be made subject to any Award.

             Options. Incentive Stock Options and Nonstatutory Stock Options (together hereinafter referred to as Option or Options , unless the context otherwise requires) must be evidenced by written stock option






   agreements in such form as the Committee may from time to time determine. Each Option must state the number of Shares to which it pertains and must provide for the adjustment thereof if the outstanding shares of Common Stock are changed into or exchanged for cash or a different number or kind of shares or securities of the Corporation, or if the outstanding shares of the Common Stock are increased, decreased, exchanged for, or otherwise changed, or if additional shares or new or different shares or securities are distributed with respect to the outstanding shares of the Common Stock, through a reorganization or merger in which the Corporation is the s u r v i ving entity or through a combination, consolidation, recapitalization, reclassification, stock split, stock dividend, reverse stock split, stock consolidation or other capital change or adjustment. In addition, the Board or the Committee may grant such additional rights in the foregoing circumstances as the Board or the Committee deems to be in the best interest of any Participant and the Corporation in order to preserve for the Participant the benefits of the Award.

         The exercise price in the case of any Incentive Stock Option may not be less than the fair market value on the date of grant and, in the case of any Option granted to an optionee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, may not be less than 110% of the fair market value on the date of grant. The exercise price in the case of any Nonstatutory Stock Option may not be less than 85% of the fair market value on the date of grant.

            The purchase price is be payable in full in United States dollars upon the exercise of the Option; provided, however, that if the applicable Option agreement so provides, the purchase price may be paid (i) by the surrender of Shares in good form for transfer, owned by the participant and having a fair market value on the date of exercise equal to the purchase price, or in any combination of cash and Shares, as long as the sum of the cash so paid and the fair market value of the Shares so
   s u r r endered equals the purchase price, (ii) by cancellation of indebtedness owed by the Company to the participant, (iii) with a full recourse promissory note executed by the participant, or (iv) any combination of the foregoing. The interest rate and other terms and conditions of such note may be determined by the Board or the Committee. The Board or Committee may require that the participant pledge his or her Shares to the Company for the purpose of securing the payment of such note. In no event may the stock certificate(s) representing such Shares by released to the participant until such note shall be been paid in full.


           Each Option must state the time or times which all or part thereof becomes exercisable. No Option shall be exercisable after the expiration of 10 years from the date it was granted, and no Option granted to an optionee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company may be exercisable after the expiration of five years from the date it was granted. During the lifetime of a participant in the Plans, the Option may be exercisable only by that participant and may not be assignable or transferable. In the






   event of the participant's death, the Option may not be transferable by t h e participant other than by will or the laws of descent and distribution.

             Within the limitations of the Plans, the Board or Committee may modify, extend or renew outstanding Options or accept the cancellation of outstanding Options (to the extent not previously exercised) for the granting of new Options in substitution therefor. No modification of an Option may, without the consent of the participant, alter or impair any rights or obligations under any Option previously granted.

          In the case of Incentive Stock Options granted under the Plans, the aggregate fair market value (determined as of the date of the grant thereof) of the Shares with respect to which Incentive Stock Options become exercisable by any participant for the first time during any calendar year (under the Plans and all other plans maintained by the Company may not exceed $100,000. The Board or Committee may, however, with the participant's consent, authorize an amendment to the Incentive Stock Option which renders it a Nonstatutory Stock Option.

           The stock option agreements authorized under the Plans may contain such other provisions not inconsistent with the terms of the Plans
   (including, without limitation, restrictions upon the exercise of the Option) as the Board or the Committee shall deem advisable.

             Restricted Stock Purchase Agreements.  Restricted stock purchase rights (hereinabove defined as Purchase Rights ) must be evidenced by written stock purchase agreements in such form as the Committee must from time to time determine. Each Purchase Right must state the number of Shares to which it pertains and may provide for the adjustment thereof in the event that the outstanding shares of Common Stock are changed into or exchanged for cash or a different number or kind of shares or securities of the Corporation, or if the outstanding shares of the Common Stock are i n creased, decreased, exchanged for, or otherwise changed, or if additional shares or new or different shares or securities are distributed with respect to the outstanding shares of the Common Stock, through a reorganization or merger in which the Corporation is the surviving entity or through a combination, consolidation, recapitalization, reclassification, stock split, stock dividend, reverse stock split, stock consolidation or other capital change or adjustment. In addition, the Board or the Committee may grant such additional rights in the foregoing circumstances as the Board or the Committee deems to be in the best interest of any Participant and the Corporation in order to preserve for the Participant the benefits of the Award.

          Each agreement must state the purchase price per Share at which the Purchase Right may be exercised, which may not be less than the fair market value of a Share on the date on which the Purchase Rights are granted. Unless the Board or Committee otherwise determines, the purchase price per Share at which any Purchase Right granted under the Plans may be exercised may not be less than the fair market value of a Share as of the date on which the Purchase Right is granted, less a discount equal to not






   more than 75% of such value.

          Purchase Rights must be exercised within 60 days after the later to occur of (i) Board approval of the grant of the Purchase Right or (ii) delivery of notice of such grant. Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner and must expire immediately upon the death of the participant or the termination of such participant's employment with the Company.

          The purchase price must be payable in full in United States dollars upon exercise of the Purchase Right; provided, however, that if the applicable agreement so provides, the purchase price may be paid (i) by the surrender of Shares in good form for transfer, owned by the person exercising the Purchase Right and having a fair market value on the date of exercise equal to the purchase price, or in any combination of cash and Shares, as long as the sum of the cash so paid and the fair market value of the Shares so surrendered equal the Purchase Price, or (ii) with a full recourse promissory note executed by the participant. The interest rate and other terms and conditions of such note must be determined by the Board or the Committee. The Board or Committee may require that the participant pledge his or her Shares to the Company for the purpose of securing the payment of such note. In no event may the stock certificate(s)  representing  such  Shares  be released to the participant until such note has been paid in full. In the event the Company determines that it is required to withhold state or Federal income tax as a result of the exercise of a Purchase Right, as a condition to the exercise thereof, a participant may be required to make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements. In addition, the participant must agree to immediately notify the Company if he or she files an election pursuant to Section 83(b) of the Internal Revenue Code with respect to receipt of the Shares.

          Within the limitations of the Plans, the Board or the Committee may modify, extend or renew outstanding Purchase Rights or accept the cancellation of outstanding Purchase Rights (to the extent not previously exercised) for the granting of new Purchase Rights in substitution therefor. The foregoing notwithstanding, no modification of a Purchase Right may, without the consent of the participant, alter or impair any rights or obligations under any Purchase Right previously granted.

        In the event of the voluntary or involuntary termination or cessation of employment or association of a participant with the Company or any Subsidiary for any reason whatsoever, with or without cause (including death or disability), the Company may, upon the date of such termination, have an irrevocable, exclusive option to repurchase (the Repurchase Option ) all or any portion of the Shares held by the Employee that are subject to the Repurchase Option as of such date at the original purchase price.

             Initially, all of the Shares must be subject to the Repurchase Option. Thereafter, the Repurchase Option must lapse and expire, or
     vest,    as  to  a  specified  number of the Shares in accordance with a






   schedule to be determined by the Board or the Committee, as the case may be, which must be attached to the stock purchase agreement to be entered into between the participant and the Company. All Shares which continue to be subject to the Repurchase Option are sometimes hereinafter referred to as Unvested Shares. Within 90 days following the date of the P a r t icipant's termination of employment by the Corporation, the Corporation shall notify the Employee as to whether it wishes to repurchase the Unvested Shares pursuant to the exercise of the Repurchase Option. If the Corporation elects to repurchase said Unvested Shares, it must set a date for the closing of the transaction at the Executive Offices of the Corporation, not later than 30 days from the date such notice.

           Except for transfers to participant's descendants and spouses, the participant may not transfer by sale, assignment, hypothecation, donation, or otherwise any of the Shares or any interest therein prior to the release of such Shares from the Repurchase Option. The Company's Repurchase Option may be assigned in whole or in part to any stockholder or stockholders of the Company or other persons or organizations. Each stock purchase agreement entered into as provided herein must provide for a right of first refusal and option on the part of the Company to purchase all or any part of any Shares which are no longer subject to the Repurchase Option which the participant purposes to sell, transfer or otherwise dispose of (except for transfers to participant's descendants and spouses) on the condition that: (a) the participant must notify the Company in writing of any proposed sale, transfer or other disposition of any of the Shares, specifying the proposed transferee, the number of Shares proposed to be transferred, and the price at which such Shares are to be sold, transferred or otherwise disposed; (b) the Company must have a period of 30 days from receipt of such notice to notify the participant in writing as to whether or not the Company elects to purchase all or a specified portion of such Shares at the lower of (i) price per share set forth in the notice given by the participant, or (ii) the fair market value for a share of the Company's Common Stock, without restrictions, on the date on which the notice is given by participant to the Company, less in either case an amount equal to the discount, if any; (c) if the Company elects not to purchase all of the Shares specified in the notice, the participant may sell, transfer or otherwise dispose of the remaining Shares in strict accordance with the terms specified in the notice within 90 days following the date of the notice. Any transferee of any of such Shares (other than the Company) will take and acquire all of such Shares subject to the continuing right o firs refusal and option on the part of the Company to purchase all or any portion of such Shares from the transferee on all of the same terms and conditions as are set forth in the stock purchase agreement, unless the participant shall have paid to the Company, out of the proceeds from the sale of such Shares or otherwise, an amount equal to the lesser of (i) the discount or (ii) the amount by which the fair market value for a share of the Company Common Stock, without restrictions, on the date on which the notice is given by participant to the Company exceeds the price per Share paid by the participant for such Shares.







             Stock Appreciation Rights. Stock Appreciation Rights related or unrelated to Options or other Awards may be granted to eligible employees:
   (i) at any time if unrelated to an Award or if related to an Award other than an Incentive Stock Option; or (ii) only at the time of grant of an Incentive Stock Option if related thereto. A Stock Appreciation Right may extend to all or a portion of the shares covered by a related Award.

        A Stock Appreciation Right granted in connection with an Award may be exercisable only at such time or times, and to the extent, that a related Award is exercisable. A Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercisable only when the fair market value of the stock subject to the Incentive Stock Option exceeds the exercise price of the Incentive Stock Option. Upon the exercise of a Stock Appreciation Right, and if such Stock Appreciation Right is related to an Award surrender of an exercisable portion of the related Award, the participant shall be entitled to receive payment of a amount determined by multiplying the difference obtained by subtracting the purchase price of a share of Common Stock specified in the related Award, or if such Stock Appreciation Right is unrelated to an Award, from the fair market value, book value or other measure specified in the Award of such Stock Appreciation Right of a share of Common Stock on the date of exercise of such Stock Appreciation Right, by the number of shares as to which such Stock Appreciation Right has been exercised.

             The Board or the Committee, as the case may be, in its sole discretion, may require settlement of the amount determined under paragraph (i) above solely in cash, solely in shares of Common Stock valued at fair market value, or partly in such shares and partly in cash. Each Stock Appreciation Right and all rights and obligations thereunder must expire on such date as shall be determined by the Board or the Committee, but not later than 10 years after the date of the Award thereof, and must be subject to earlier termination as provided in the Plans.

        Performance Awards. One or more Performance Awards may be granted to any eligible employee. The value of such Awards may be linked to the market value, book value or other measure of the value of the Common stock or other specific performance criteria determined appropriate by the Board or the Committee, in each case on a specified date or over any period determined by the Board or the Committee, or may be based upon the appreciation in the market value, book value or other measure of the value of a specified number of shares of Common stock over a fixed period determined by the Board or the Committee. In making such determinations, the Board or the Committee may consider (among such other factors, as it deems relevant in light of the specific type of award) the contributions, responsibilities, and other compensation of the participant.

            Dividend Equivalents. A participant may also be granted Dividend Rights based on the dividends declared on the Common Stock, to be credited as of dividend payment dates, during the period between the date of grant of the Award and the date such Award is exercised, vests or expires, as determined by the Board or the Committee. Such Dividend Rights may be






   converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Board or the Committee.

             Stock Payments. The Board or the Committee may approve Stock Payments to eligible employees who elect to receive such payments in the manner determined from time to time by the Board or the Committee. The number of shares must be determined by the Board or the Committee and may be based upon the fair market value, book value or other measure of the value of such shares on the date the Award is granted or on any date thereafter.

             Loans. The Company may, with the Board's or the Committee's approval, extend one or more loans to participants in connection with the exercise or receipt of outstanding Awards granted under the Plans. Such loans are subject to the following conditions: (i) the principal of the loan may not exceed the amount required to be paid to the Corporation upon the exercise or receipt of one or more Awards under the Plans less the aggregate par value of any Common Stock deliverable on such event, and the loan proceeds must be paid directly to the Corporation in consideration of such exercise or receipt; (ii) the initial term of the loan must be determined by the Board or the Committee; provided that the term of the loan, including extensions, may not exceed a period of ten years; (iii) the loan must be with full recourse to the participant, must be evidenced by the participant's promissory note and must bear interest at a rate determined by the Board or the Committee but not less than the Company's average cost of funds as of a date within 31 days of the date of such loan, as determined by the Board or the Committee; and iv) in the event a participant terminates his or her employment at the request of the Company, the unpaid principal balance of the note must become due and payable on the tenth business day after such termination; provided, however, that if a sale of such shares would cause such participant to incur liability under Section 16(b) of the Exchange Act, the unpaid balance may become due and payable on the 10th business day after the first day on which a sale of such shares could have been made without incurring such liability assuming for these purposes that there are no other transactions by the participant subsequent to such termination. In the event a participant terminates employment other than at the request of the Company, the unpaid principal balance of the note becomes due and payable six months after the date of such termination.

        Termination, Suspension and Amendment. The Board of Directors or the Committee may, at any time, suspend, amend, modify of terminate the Plans (or any part thereof) and may, with the consent of the recipient of an Award, authorize such modifications of the terms and conditions of such participant's Award as it shall deem advisable. However, no amendment or modification of the Plans may be adopted without approval by a majority of the shares of the Common Stock represented (in person or by proxy) at a meeting of stockholders at which a quorum is present and entitled to vote thereat, if such amendment or modification would materially increase the benefits accruing to participants under the Plans within the meaning of Rule 16b-3 under the Exchange Act or any successor provision; materially






   increase the aggregate number of shares which may be delivered pursuant to Awards granted under the Plans; or materially modify the requirements of eligibility for participation in the Plans.

   Compliance With Section 16 (a) of the Exchange Act

           Section 16 (a) of the Securities Exchange Act of 1934 requires the Company's officers, directors, and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the SEC ). Officers, directors, and greater than 10%
   beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16 (a) forms they file. The Company believes that all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with.

   Section 401(k) Plan

             In December 1989, the Company adopted a tax-qualified cash or deferred profit sharing plan (the 401 (k) Plan ) covering all employees who have completed six months of continuous service prior to a plan entry date. Pursuant to the 401 (k) Plan, eligible employees may make salary deferral (before tax) contributions of up to 15% of their total compensation per plan year up to a specified maximum contribution as determined by the Internal Revenue Service. The 401 (k) Plan also includes provisions which authorize the Company to make discretionary contributions. Such contributions, if made, are allocated among all eligible employees as determined under the 401 (k) Plan. The trustees under the 401 (k) Plan invest the assets of each participant's account attributable to the Company's contribution in an equity fund or guaranteed income fund until the participant is fully vested. The trustees invest the assets at the direction of such participant for the portion
   a t t r i butable to the participant's contribution and the portion attributable to the Company's contribution if the participant is fully vested. No contributions were made to the 401 (k) Plan during the year ended December 31, 1998.

   Certain Relationships and Related Transactions

          In October 1994, in consideration of extraordinary contributions to the Company, including but not limited to the pledge of 755,000 shares of Common Stock of the Company owned by them to facilitate necessary financing for the Company, the Board of Directors approved the loan of $740,000 to Mr. Kesler and Mr. T Daniel Neveau, who was a Director at the time. Such borrowings were due 30 days after demand and were secured by a pledge of 300,000 shares of the Company s common stock from each. Interest on such loans was the prime rate of interest plus 7% per annum. In February 1996, Mr. Kesler and Mr. Neveau repaid $300,000 of such loan. In March 1996, the notes were amended to modify the interest rate effective  March  1,  1996  to  a  variable  rate  based  on the Company s quarterly investment rate. In June 1996, Mr. Neveau, Chairman of the Board, Senior Vice President, and a Director of the Company, resigned his






   positions. As a result, the Company and Mr. Neveau renegotiated the terms of his employment agreement relative to compensation, benefits and stock options. Since May 1997, the company has been offsetting payments due Mr. Neveau against his outstanding loan balance to the Company. As of December 31, 1998, the Company s remaining receivable from Mr. Kesler and Mr. Neveau was $545,000. The Board of Directors has extended repayment of these notes until December 31, 1999. The Company currently holds 180,000 shares of stock as security on the loan.

          During the year ended May 31, 1998, the Company incurred legal fees of $74,000 to the law firm of Gibson, Haglund & Johnson, of which Bruce H. Haglund, general counsel, secretary and Director of the Company, is a principal. The Company intends to continue to utilize the legal services of Gibson, Haglund & Johnson for the following year.

   Report of Compensation Committee

   March 25, 1998

   Board of Directors
   Metalclad Corporation
   2 Corporate Plaza 125
   Newport Beach, California 92660

             As  the  Compensation  Committee  of  Metalclad Corporation (the
    Company ), it is our duty to review and recommend the compensation levels for members of the Company s management, evaluate the performance of management and the administration of the Company s various incentive plans. This Committee has reviewed in detail the compensation of the Company s executive officers for the fiscal year ended December 31, 1997. In the opinion of the Committee, the compensation of the executive officers of the Company is reasonable in view of the Company s performance and the respective contributions of such officers to that performance.

         In determining the management compensation, this Committee evaluates the compensation paid to management based on their performance, their experience, and the stage of development of the Company. The Committee also takes into account such relevant external factors as general economic conditions, stock price performance, and stock market prices generally. In doing the foregoing, the Committee has sought and obtained opinions from outside professional advisors.

          Management compensation is composed of salary, bonuses, and options to purchase shares of Common Stock at the fair market value on the date of grant. The number of options granted is scaled to the salary of each individual officer.

             The policies and underlying philosophy governing the Company s compensation program are to: maintain a comprehensive program that is competitive in the marketplace provide opportunities integrating salary and stock rights to compensate short and long-term performance of management, recognize and reward individual accomplishments and allow the






   Company to hire and retain seasoned executives who are essential to the Company s success.

        The base salaries for executive officers are determined by evaluating the responsibilities of the positions held, the individual s experience, the competitive marketplace, the individual s performance of responsibilities an the individual s overall contribution to the Company.

         The Committee considers and recommends stock option grants under the Company s stock option plans for key employees and others who make substantial contributions to the financial success of the Company. The Company and the Committee believe that stock options provide strong incentive to increase the value of stockholders interests. Stock options grants are believed by the Committee to help focus management on the long-term success of the Company. The amount of any stock option grant is based primarily on an individual s responsibilities and position with the Company. Individual awards of options are affected by the Committee s subjective evaluation of factors it deems appropriate such as the assumption of responsibilities, competitive factors and achievements.

          Significant to the Committee s recommendations concerning executive compensation and option grants are significant events which have occurred over time as well as objectives set for the coming year. With regard to the year ended December 31, 1997, the Company a) restructured its insulation group, returning it to profitability; b) completed the repurchase of BFI-OMEGA ( ARI ) from BFI-Mexico; c) refocused ARI and has it on the path to profitability; d) filed a comprehensive claim under the NAFTA; and e) reduced the overall cost structure of the Company. Additionally, the Company was successful in bringing a second landfill project through the development stage. Lastly, the Company was successful in raising the additional capital necessary for its operations.

             The executive officers devoted substantial time and effort in achieving the aforementioned activities while at the same time devoting significant time to the daily affairs of the Company. The Committee believes that based upon these and other factors, the compensation of the executive officers and the grant to stock options as recommended are appropriate and reasonable.

                             Compensation Committee

                               /s/Jose Akle F.
                             ----------------------------
                             Jose Akle F.


   Comparison of Five-Year Cumulative Total Returns
   Performance Report for
   Metalclad Corporation


   Prepared by the Center for Research in Security Prices






   Produced on 03/30/99 including data to 12/31/98

   Company Index: CUSIP     Ticker   Class     Sic    Exchange

                  59114210  MTLC               1790   NASDAQ

                  Fiscal Year-end is 12/31/1998

   Market Index:  NASDAQ Stock Market (US Companies)

   Peer Index:    NASDAQ Stocks (STC 1790-1799 US Companies)
                  Miscellaneous Special Trade Contractors

   Date           Company   Market    Peer
                   Index    Index     Index
   ------------------------------------------
   12/31/1993     100.000   100.000   100.000
   01/31/1994      73.333   103.035    93.663
   02/28/1994      80.000   102.073    98.051
   03/31/1994      80.000    95.798    92.915
   04/29/1994      86.667    94.554    92.241
   05/31/1994      93.333    94.785    94.232
   06/30/1994      96.667    91.319    85.230
   07/29/1994      76.667    93.192    83.064
   08/31/1994      66.667    99.135    85.082
   09/30/1994      86.667    98.881    86.364
   10/31/1994      81.667   100.824    97.257
   11/30/1994     100.000    97.479    92.034
   12/30/1994      76.667    97.752    82.031
   01/31/1995      73.333    98.309    85.446
   02/28/1995      53.333   103.509    77.320
   03/31/1995      51.667   106.579    78.329
   04/28/1995      45.000   109.937    75.564
   05/31/1995      50.000   112.775    73.573
   06/30/1995      55.000   121.914    74.286
   07/31/1995      76.667   130.876    84.573
   08/31/1995      85.000   133.531    83.133
   09/29/1995      91.667   136.601    85.515
   10/31/1995      70.000   135.813    82.957
   11/30/1995     101.667   139.004    94.339
   12/29/1995     106.667   138.265    97.808
   01/31/1996     133.333   138.944   114.394
   02/29/1996     148.333   144.233   127.497
   03/29/1996     125.000   144.708   116.910
   04/30/1996      95.000   156.710   105.972
   05/31/1996      85.000   163.906   102.291
   06/28/1996      81.667   156.517    99.226
   07/31/1996      71.667   142.559    85.094
   08/30/1996      86.667   150.547    92.597
   09/30/1996      61.667   162.062    82.174
   10/31/1996      48.333   160.271    66.024
   11/29/1996      40.833   170.179    52.220






   12/31/1996      48.333   170.025    58.912
   01/31/1997      50.000   182.109    60.779
   02/28/1997      35.000   172.037    54.063
   03/31/1997      33.333   160.804    48.166
   04/30/1997      27.500   165.831    44.726
   05/30/1997      31.667   184.696    53.063
   06/30/1997      40.833   190.353    60.510
   07/31/1997      35.000   210.432    75.321
   08/29/1997      38.333   210.179    81.584
   09/30/1997      36.667   222.580   103.552
   10/31/1997      35.000   211.020   103.412
   11/28/1997      31.667   212.164    97.932
   12/31/1997      29.167   208.532    98.866
   01/30/1998      41.667   215.158    93.741
   02/27/1998      46.667   235.389    90.127
   03/31/1998      29.167   244.025    90.537
   04/30/1998      26.667   248.054    84.628
   05/29/1998      26.667   234.261    74.480
   06/30/1998      27.500   250.681    71.410
   07/31/1998      34.167   247.694    60.221
   08/31/1998      23.333   198.800    36.771
   09/30/1998      25.833   226.450    36.278
   10/30/1998      18.333   236.226    39.491
   11/30/1998      10.000   260.132    34.402
   12/31/1998      10.833   293.832    32.730

   The index level for all series was set to 100.0 on 12/31/93.


   APPROVAL OF ENGAGEMENT OF AUDITORS

           The Board of Directors has selected Moss Adams, LLP as independent public accountant for the Company for the year ending December 31, 1999, subject to approval by the stockholders of the Company. Prior to such engagement, neither the Company nor anyone on the Company's behalf consulted Moss Adams, LLP regarding either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or any matter that was the subject of a disagreement with Moss Adams, LLP or a reportable event. To the knowledge of the Company, at no time has Moss Adams, LLP had any direct or indirect financial interest in or any connection with the Company other than as independent public accountants. It is anticipated that a representative of Moss Adams, LLP will be available at the Meeting to make a statement if so desired and to respond to appropriate questions.


   REVERSE STOCK SPLIT

             The Board of Directors of the Company has adopted a resolution recommending to the Stockholders a reverse split of up to one Share for every ten Shares (1:10) of outstanding common stock without amending the






   Company s Certificate of Incorporation to reduce the number of authorized Shares or to modify the par value of the Shares (the Reverse Split ). A reverse stock split is the opposite of a conventional stock split. Instead of a corporation splitting its outstanding shares to provide for more shares outstanding, the corporation consolidates its outstanding stock into a lesser number of shares. The proposed Reverse Split reflects the Board s intent to increase the stock price in an effort to enable the Company to meet one of the requirements necessary to maintain the listing of the Company s Common Stock on The Nasdaq Stock Market . The Reverse Split will be implemented in the discretion of management of the Company to maintain the Company s listing on The Nasdaq Stock Market .

             The Board considers the proposed Reverse Split to be in the best interest of all stockholders based upon its belief that the Company will be able to maintain the Company s listing of its Common Stock on The Nasdaq Stock Market . The Board also believes that the stock held by the stockholders will maintain and possibly increase in value more readily if the Company maintains its The Nasdaq Stock Market listing; however, the Company cannot accurately predict if the stockholders will experience any increase in the value of their stock holdings, merely as result of the Reverse Split.

             If the Reverse Split proposal is adopted, each stockholder s percentage ownership interest in the Company and proportional voting power will not immediately change upon effecting the stock split. The rights and privileges of the holders of Shares would be substantially unaffected by the adoption of the Reverse Split proposal other than by the dilution which could occur if the Conversion Shares are exercised. The issuance of cash in lieu of fractional Shares will not affect the Company s reporting requirements pursuant to the Securities Exchange Act of 1934.

           The effective date of the Reverse Split will be June __, 1999 (the Effective Date ).

             The Reverse Split proposal may be abandoned by the Board of Directors, at any time before or after the Annual Meeting and prior to effecting the Reverse Split by mailing notice to the Stockholders, if for any reason the Board of Directors deems it advisable to abandon the proposal.

   Cash Payment in Lieu of Fractional Shares; Exchange of Stock Certificates

        No fractional Shares will be issued as a result of the Reverse Split. In lieu of receiving fractional Shares, any Stockholder who holds any number of Shares not evenly divisible by ten immediately prior to the Reverse Split will be entitled to receive cash in the sum of such stockholder s fractional interest multiplied by the fair value of the Shares (as determined by the Board of Directors) on the Effective Date of the Reverse Split. For purposes of such determination, fair value will be deemed to be an amount equal to the higher of (a) the Average Price of the Shares for any of the ten trading days immediately following the effective date of the Reverse Split, and (b) the product of ten multiplied by the






   closing price of the Shares on the last trading date prior to the effective date of the Reverse Split. As used herein, Average Price means the arithmetic average of the closing prices for the Shares as reported by Nasdaq.

         As permitted by Delaware law, promptly following the Effective Date, the Company will exchange certificates issued before the Effective Date for new certificates on or before a date (the Certificate Exchange Deadline ) which is 45 days after the Effective Date. Each Stockholder will receive a letter of transmittal from the transfer agent containing instructions on how to exchange certificates. (Please do not return your certificate until you receive these instructions.) The Company will not issue certificates for fractional Shares. In the event that any holder fails to surrender presently held certificate(s) on or before the C e rtificate Exchange Deadline, such holder shall not be entitled thereafter to vote or to receive dividends or to exercise any of the other rights of a Stockholder of the Shares represented by such certificate(s) until such holder has surrendered the certificate(s).

   Reasons for the Proposed Reverse Split

             The Company s Shares have traded below $1.00 per Share since September 30, 1998. The Board of Directors believes that the current low per share price of the Shares has had a negative effect on the marketability of the existing Shares and the potential ability of the Company to raise capital by issuing additional Shares.

         Many brokerage firms are reluctant to recommend low-priced stocks to their clients, and a variety of brokerage house practices and policies exist which tend to discourage individual brokers within those firms from dealing in low-priced stocks such as the Company s Shares. In addition, by virtue of the per share price, the Shares are now subject to a Commission rule that imposes various sales practice requirements on broker-dealers who sell the Shares to persons other than established customers or accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchase and have received the purchaser s written consent to the transaction prior to sale.

             In addition, since brokers commissions on low-priced stocks generally represent a higher percentage of the stock price than the commission on higher priced stock, the current Share price can result in individual Stockholders paying transaction costs which are a higher percentage of their total Share value than would be the case if the Share price was substantially higher.

         The Company was notified by Nasdaq in November 1998 that because the Company s common stock had failed to trade at a closing bid price of $1.00 or greater during the previous 30 consecutive trading days. The Company was given a 90-day period in which to regain compliance with the minimum bid price requirement for continued Nasdaq listing. The Company then requested a hearing with Nasdaq to stay the delisting procedure. The






   hearing is scheduled for April 22, 1999.

          There can be no assurance that the market price of the Shares after the proposed Reverse Split will be ten times the market price before the proposed Reverse Split, that the resulting market prices will be maintained for any period of time, or that Nasdaq will allow the Company s Common Stock to continue to be listed on the Nasdaq Small Cap Market.

   Dissenters  Rights

         No dissenter s rights are available to dissenting Stockholders under Delaware law with respect to the Reverse Split.

   Federal Income Tax Consequences

          The Reverse Split is intended to be a tax-free re-capitalization to the Company and its Stockholders, except for those Stockholders who receive cash in lieu of a fractional share. Stockholders will not recognize any gain or loss for Federal income tax purposes as a result of the Reverse Split, except for those Stockholders receiving cash in lieu of a fractional share (as described below). The holding period for Shares after the Reverse Split will include the holding period of Shares before the Reverse Split, provided that such Shares are held as a capital asset on the Effective Date. The adjusted basis of the Shares after the Reverse Split will be the same as the adjusted basis of the Shares before the Reverse Split excluding the basis of fractional Shares.

         A Stockholder who receives cash in lieu of fractional Shares will be treated as if the Company has issued fractional Shares to such Stockholder and then immediately redeemed such Shares for cash. Such Stockholder would generally recognize gain or loss, as the case may be, measured by the difference between the amount of cash received and the basis of such stockholder s Shares (prior to the Reverse Split) allocable to such fractional share.

           Although the Company believes that the foregoing summary describes the material Federal income tax consequences of the Reverse Split, there can be no assurance that the actual tax consequences will not be different. Stockholders should be advised that the Company has not obtained, and does not intend to request, either a ruling from the Internal Revenue Service or an opinion of counsel regarding any tax consequences. Furthermore, the foregoing is only a summary of the Federal income tax consequences of the Reverse Split and does not deal with all of the tax consequence that may be relevant to particular Stockholders, such as Stockholders who are dealers in securities, foreign persons or Stockholders who acquired their Shares upon the exercise of stock options or in other compensatory transactions. In view of the individual nature of tax consequences, Stockholders are urged to consult their own tax advisers as to the specific tax consequences to them of the proposed Reverse Split, including the applicability of Federal, state, local, and foreign tax laws.







   Vote Required

             The affirmative vote of a majority of the outstanding Shares is required to approve this proposal. Management intends to vote FOR the proposal to effect the Reverse Split.

             The Board of Directors unanimously recommends that the Company s
   Stockholders  vote   FOR  the proposal to effect a Reverse Split, and your
   proxy will be so voted unless you specify otherwise.


   SUBMISSION OF SHAREHOLDER PROPOSALS

          Stockholders are advised that any stockholder proposal intended for consideration at the 2000 Annual Meeting must be received by the Company on or before February 1, 2000 to be included in any proxy materials prepared for the 2000 Annual Meeting of Stockholders. It is recommended that stockholders submitting proposals direct them to the Secretary of the Company and utilize certified mail-return receipt requested to insure timely delivery of the proposal.


   MISCELLANEOUS AND OTHER MATTERS

   Financial Statements

           The Company's financial statements for the year ended December 31, 1998, and the year ended December 31, 1997 appear on the pages following page 19 of its 1998 Annual Report on Form 10-K which is being mailed to all stockholders along with this Proxy Statement. Said pages are incorporated herein by reference.

   Matters Not Determined at the Time of the Solicitation

         Management knows of no matters to come before the Meeting other than as specified herein. If any other matter should come before the Meeting, then the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

          A COPY OF THE COMPANY'S CURRENT ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL
   STATEMENTS AND SCHEDULES THERETO, IS BEING MAILED TO EACH SHAREHOLDER TOGETHER WITH THIS PROXY STATEMENT. ADDITIONAL COPIES OF THE ANNUAL REPORT MAY BE OBTAINED BY SHAREHOLDERS WITHOUT CHARGE BY WRITING TO:
   METALCLAD CORPORATION, 2 CORPORATE PLAZA, SUITE 125, NEWPORT BEACH, CALIFORNIA 92660.